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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 30, 2000
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                         Tarragon Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




          Nevada                       0-8003                   94-2432628
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(State or other jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)




               1775 Broadway, 23rd Floor, New York, New York 10019
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(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code 212-949-5000
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    280 Park Avenue, East Building, Twentieth Floor, New York, New York 10017
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On May 30, 2000, Tarragon Realty Investors, Inc. ("Tarragon") offered to exchange one share of 10% Cumulative Preferred Stock (the "Preferred Stock") for each share of Common Stock, as extended, expired. At the time of expiration of such offer, 596,836 shares of Common Stock had been validly tendered and accepted for exchange, resulting in the issuance by Tarragon of 596,836 shares of Preferred Stock. The shares of Common Stock received by Tarragon will initially be held in the treasury. As of May 31, 2000, after giving effect to the issuance of the shares of Preferred Stock, 7,056,751 shares of Common Stock were outstanding, and 596,836 shares of Preferred Stock were outstanding. Dividends are payable on the Preferred Stock at the annual rate of $1.20 per share payable quarterly on the 15th day of March, June, September and December in each year on a cumulative basis commencing September 15, 2000. The CUSIP number of the Preferred Stock is 876287 20 2 and its trading symbol is "TARRP".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c). The following are filed herewith as exhibits or incorporated by reference as indicated below:

     Exhibit
   Designation                        Description

      4.4 Certificate of Designation of Preferences and Relative Participating or Optional or Other Special Right and Qualifications, Limitations, Limitations or Restrictions thereof of 10% Cumulative Preferred Stock of Tarragon Realty Investors, Inc. as filed with and approved by the Secretary of State of Nevada on May 1, 2000 (incorporation by reference is made to Exhibit 4.4 to Registration Statement No. 333-31424 on Form S-4)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: July 6, 2000                    TARRAGON REALTY INVESTORS, INC.


                                                By: Erin D. Davis
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                                                    Erin D. Davis,
                                                    Executive Vice President
                                                    and Chief Financial Officer